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                                                                   EXHIBIT 10.24

                             EMPLOYMENT AGREEMENT


DATE:        November 5, 1999

PARTIES:     eCollege.com, a Delaware corporation (the "Company")

             Robert Haimes, a resident of Colorado (the "Employee")

RECITAL:

The Company is engaged in the business of online web production, online education and online training. The Company desires to employ and retain the unique experience, abilities, and services of Employee as Vice President of Marketing in the Company's office in Denver, Colorado.

AGREEMENT:

        The parties agree as follows:

1)  EMPLOYMENT

    a)  Duties.  Company shall employ Employee as Vice President of Marketing.
        ------
        Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote his full time and attention (reasonable periods of illness excepted) to the performance of his duties under this Agreement. In general, such duties shall consist of the duties and responsibilities described on Schedule A to this Agreement. In performing such duties, Employee shall be subject to the direction and control of the Vice President of the Employee's Department, the Executive Committee and the President of the Company. Employee further agrees that in all aspects of such employment, Employee shall comply with the policies, standards, and regulations of the Company established from time to time, and shall perform his duties faithfully, intelligently, to the best of his ability, and in the best interest of the Company. The devotion of reasonable periods of time by Employee for personal purposes or charitable activities shall not be deemed a breach of this Agreement, provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of the Company; however, any outside business activities that are not first submitted in writing to the President of the Company, and approved in writing by the President shall be deemed a breach of this Agreement.

    b)  Term.  Employment of the Employee shall begin on November 5, 1999 and
        ----
        shall end on the date of termination pursuant to Section 5 of this Employment Agreement (the "Agreement"). The term of this Agreement shall commence on November 5, 1999 and terminate on October 31, 2000 (the "Initial Term"); the term of this Agreement shall be extended automatically for successive periods of one (1) year each ("Renewal Term") after the expiration of the Initial Term and any subsequent Renewal Term, unless either (i) the Company provides the Employee, or the Employee provides the Company, with written notice to the contrary at least thirty (30) days prior to the end of the Initial Term or any Renewal Term or (ii) the Employee is no longer employed by the Company at the end of the Initial Term or the Renewal Term, as appropriate.

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2)  NON SOLICITATION; CONFIDENTIALITY

    a)  Nonsolicitation.  During the term of this Agreement and for a period of
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        twelve (12) months after the termination of this Agreement, Employee shall not, within the United States or Canada, directly or indirectly:
        (1) solicit or accept if offered to his, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, nor solicit any of the Company's employees to terminate employment with the Company, nor agree to hire any employee of the Company into employment with himself or any company, individual or other entity; (2) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Company's customers, prospective customers, or business brokers for the purpose of selling or attempting to sell, any products and/or services that are the same as, or similar to, the products and services provided by the Company to its customers during the term hereof; or (3) disclose the identity of any such business brokers, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.

    b)  Confidentiality.  Employee acknowledges and agrees that all product
        ---------------
        specifications, product planning information, lists of the Company's customers and suppliers, marketing plans, financial information, and other Company data related to its business ("Confidential Information") are valuable assets of the Company. Except for information that is a matter of public record, Employee shall not, during the term of this Agreement or after the termination of employment with the Company, disclose any Confidential Information to any person or use any Confidential Information for the benefit of Employee or any other person, except with the prior written consent of the Company.

    c)  Ideas, Inventions.  The Employee recognizes and agrees that all ideas,
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        inventions, enhancements, plans, writings, and other developments or improvements (the "Inventions") conceived by the Employee, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Company's business operations or that relate to any of the Company's work or projects, are the sole and exclusive property of the Company. The Employee further agrees that (1) he will promptly disclose all Inventions to the Company and hereby assigns to the Company all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Company, the Employee will do all things deemed by the Company to be reasonably necessary to perfect title to the Inventions in the Company and to assist in obtaining for the Company such patents, copyrights or other protection as may be provided under law and desired by the Company, including but not limited to executing and signing any and all relevant applications, assignments or other instruments.

        Notwithstanding the foregoing, the Company hereby notifies the Employee that the provisions of this Section 2)c) shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on the Employee's own time, unless (1) the Invention relates (i) to the business of the Company, or (ii) to actual or demonstrably anticipated research or development of the Company, or (2) the Invention results from any work performed by the Employee for the Company.

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   d) Nondisparagement.  During the term of this Agreement and for a period of
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      two years following the voluntary or involuntary termination of the
      Employee's employment, the parties shall not make any statements concerning the other party that would tend to diminish the esteem, respect, good will, or confidence in which that party is held by members of the community in which that party, or its officers, directors and employees, conduct their business affairs or that would provoke adverse or derogatory feelings or opinions in such members of those communities as to that party.

   e) Return of Documents and Computer Data.  Employee acknowledges and agrees
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      that all originals and copies of all computer data, records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of the Company or containing any Confidential Information shall be the sole and exclusive property of the Company, and shall be returned to the Company upon the termination of employment with the Company or upon the written request of the Company.

   f) Injunction.  Employee agrees that it would be difficult to measure damage
      ----------
      to the Company from any breach by Employee of Section 2)a), 2)b), 2)c) or
      2)d) and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach or take steps preliminary to breaching Section 2)a), 2)b), 2)c) or 2)d), the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders to restrain any such breach, without showing or proving any actual damage sustained by the Company.

   g) No Release.  Employee agrees that the termination of employment with the
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      Company or the expiration of the term of this Agreement shall not release
      Employee from any obligations set forth herein pursuant to Section 2)a) -
      f).

3) COMPENSATION

   a) Base Compensation; Bonus Compensation.  In consideration of all services
      -------------------------------------
      to be rendered by Employee to the Company, the Company shall pay to Employee compensation as described on Schedule A of this Agreement.

   b) Other Benefits.  Employee has been provided with a brochure that provides
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      a brief, general description of the Company's benefits. Employee agrees and acknowledges that the benefits provided by the Company may be changed or amended from time to time, and at any time, at the sole discretion of the Company.

4) COMPANY POLICIES

   a) General Policy Descriptions.  Employee has been provided with the
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      eCollege.com Employee Benefits Summary, which includes descriptions of
      Medical Insurance and Prescription Card, Dental Insurance, Flexible Reimbursement Program, Personal Days, Paid Holidays, Direct Deposit, Bonus Programs, Employee Referral Program and Smoke Free Work Environment as of November 5, 1999. Additional policies and standards of the Company will be provided to Employee during the New Employee Orientation, and from time to time during the Employee's employment.

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   b) Abide by All Policies Established by the Company.  Employee agrees to
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      abide by all rules, policies, standards and regulations of the Company, and in particular the three rules identified in Schedule B of this Agreement.

   c) Changes to Company Policies.  Employee agrees and acknowledges that the
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      Company's policies may be created, eliminated, changed or amended from time to time, and at any time, at the sole discretion of the Company.

5) TERMINATION

   a) At-Will Employment.  Employee agrees and acknowledges that, just as he has
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      the right to terminate his employment with the Company at any time for any reason, the Company has the same right, and may terminate his employment with the Company at any time for any reason.

   b) Severance.  The Company shall provide Employee with severance pay equal to
      ---------
      approximately one week of Employee's base salary, less any negative accrued vacation days, provided that the Employee's termination is either
      (i) voluntary termination where the Employee provides the Company with two weeks written notice of resignation or (ii) involuntary termination at any time beginning ninety (90) days after the date of this Agreement, and not pursuant to Section 5)c) of this Agreement.

   c) Immediate Termination.  The employment of Employee by the Company may be
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      terminated immediately in the sole discretion of the either the President,
      Vice President or the Board of Directors of the Company upon the occurrence of any one of the following events:

      i)    Any time during the first 90 days of this Agreement;

      ii) If the Employee willfully fails or refuses to comply, in a material manner, with the policies, standards, and regulations of the Company;

      iii) Employee engages in fraud, dishonesty, or any other act of misconduct in the performance of Employee's duties on behalf of the Company;

      iv) Employee fails to perform any material provision of this Agreement to be performed by Employee, provided however, that if such breach can be cured, the Employee will receive reasonable, written notice of breach and opportunity to cure such breach.

      v)    Employee violates one or more of the rules identified on Schedule B.

6) REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

   a) No Other Employment Agreements.  Employee represents and warrants to the
      ------------------------------
      Company that there is no employment contract or any other contractual obligation to which Employee is subject, which prevents Employee from entering into this Agreement or from performing fully Employee's duties under this Agreement.

   b) Special Needs.  There are no special accommodations required to be made by
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      Company for Employee to perform his duties and responsibilities.

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7) MISCELLANEOUS PROVISIONS

   a) Notices.  Any notice, election, waiver, consent, acceptance or other
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      communication required or permitted to be given under this Agreement shall be in writing and shall be hand delivered, transmitted via fax, by e-mail or sent via nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery, addressed to the parties as follows:

      If to Company:
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      eCollege.com
      Attn:  General Counsel
      10200 "A" East Girard Ave.
      Denver, Colorado 80231
      Fax: 1-303-873-7449

      If to Employee:
      ---------------

      Robert Haimes
      10200 "A" East Girard Ave.
      Denver, Colorado 80231
      Fax: 1-303-873-7449

      Any notice or other communication shall be deemed to be given at the date the notice is hand delivered to the individual, the date the notice is sent via fax, or the date following the date of deposit with any nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery to the addressee. The addresses to which notices or other communications shall be sent may be changed from time to time by giving written notice to the other party as provided in this Paragraph.

  b)  Amendments.  This Agreement may be amended only by an instrument in
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      writing executed by all the parties.

  c)  Entire Agreement.  This Agreement (including the Schedules) sets forth the
      ----------------
      entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

  d)  Counterparts.  This Agreement may be executed by the parties in separate
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      counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Fax signatures shall have the same effect as an original signature.

  e)  Severability.  If any provision of this Agreement shall be invalid or
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      unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired; provided, however, that the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for each invalid provision or unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision into this Agreement.

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  f)  Waiver.  A provision of this Agreement may be waived only by a written
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      instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

  g)  No Third-Party Beneficiaries.  Nothing in this Agreement, express or
      ----------------------------
      implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

  h)  Expenses.  Except as otherwise provided herein, each party shall bear its
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      own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

  i)  Exhibits.  The exhibits and schedules referenced in this Agreement are a
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      part of this Agreement as if fully set forth in this Agreement.

  j)  Governing Law.  This Agreement shall be governed by and construed in
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      accordance with the laws of the United States of America and the State of
      Colorado.

  k)  Arbitration.
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      i)  Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, any claim for employment discrimination, wrongful termination or violation of any state or federal law related to employment, shall be settled by arbitration.

     ii) The parties may choose an arbitrator and rules of arbitration by mutual agreement. Unless the parties agree otherwise, the arbitration shall be conducted in Denver, Colorado in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include the granting of injunctive relief. If the arbitration is commenced, the parties agree to permit reasonable discovery proceedings as determined by the arbitrator, including production of material documents, accounting of sources and uses of funds, interrogatories and the deposition of each party and any witness proposed by either party.

     iii) The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty), incidental or consequential damages, except as authorized by statute.

     iv) The arbitrator shall award all direct costs of the arbitration, including arbitrator's fees and arbitration filing fees according to the parties' ability to pay.

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     v)   The arbitrator shall determine a schedule for the arbitration proceedings such that a final determination of the matter submitted to the arbitrator can be rendered and delivered to the parties within 150 days following the date that a demand for arbitration is filed.

     vi) The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.


                                         eCollege.com



                                         By: /s/ Robert N. Helmick
                                            ---------------------------
                                            Robert N. Helmick, President


                                             /s/ Robort Haimes
                                            ---------------------------
                                            Robert Haimes


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                                   SCHEDULE A

                            COMPENSATION AND DUTIES

1) SALARY. For the period November 5, 1999 through October 31, 2000, compensation to the Employee shall be at the rate of $140,000 per year, payable on the Company's normal payroll dates, plus On Target Earnings of $200,000 inclusive of the base salary.

2) SALARY ADJUSTMENT. Employee base compensation for the all periods after October 31, 2000, shall be at the rate as set by the Compensation Committee of the Company, payable on the Company's normal payroll dates.

3) BONUS/OTHER COMPENSATION. Employee bonus compensation, whether in cash, Company stock, or other consideration, may be provided to Employee as determined from time to time by the Board of Directors or the President of the Company; the Company has no requirement to provide Employee with bonus compensation of any type.

4) DUTIES AND JOB DESCRIPTION. The Vice President of Marketing is responsible for managing the marketing department, including, but not limited to, coordinating trade shows, advertising, public relations and other marketing matters. The Vice President of Marketing reports to the Chief Operating Officer.

5) Employee's duties may vary from time to time as determined by the Employee's Supervisor, the Vice President of the Employee's Department and/or the President of the Company.


Employee acknowledges that he has read and fully understands all terms set forth
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in this Schedule A.
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                                       /s/ Robert S Haimes
                                       -------------------------
                                         Robert Haimes

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                                  SCHEDULE B


All employees must abide by the following rules of the Company:

HONESTY. Employees shall conduct their affairs with honesty and integrity and shall not engage in fraud, dishonesty or any act of material misconduct.

SIGNING AGREEMENTS. Employees shall not sign any document or agreement that creates a legally binding obligation on the Company. The only person authorized to sign agreements is the CEO, Robert Helmick.

WRITTEN AGREEMENT. All employees of the Company and all independent contractors of the Company must have a signed, written agreement with the Company prior to performing work for the Company.

Any violation of the above rules may result in disciplinary action, including termination of any employee found to have violated one or more of the above rules.

Employee acknowledges that he has read and fully understands all terms set forth
--------------------------------------------------------------------------------
in this Schedule B.
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                                         /s/ Robert S Haimes
                                         --------------------------
                                         Robert Haimes

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                           ACKNOWLEDGMENT
                           --------------

     I acknowledge that I have received, read, and understood the Employment Agreement, the Schedules attached thereto, and the Employee Benefits Handbook of eCollege.com, (the "Company"). Further, I understand and agree to the following:

     1. The Employment Agreement, the Schedules attached thereto, and the Employee Benefits Handbook (the "Employment Documents") contain a brief summary of some important Company guidelines and policies. Consequently, the Employment Documents are not all-inclusive and do not include all guidelines and policies which may affect my employment with the Company.

     2. The Company may alter, amend, delete or add to any of the statements contained in the Employment Documents, or any of its policies or guidelines, at any time, with or without notice, and my continued employment with the Company after any such deletion or addition constitutes acceptance.

     3. No contract, agreement, understanding, course of dealing, practice, or statement of any kind by any employee, supervisor, officer, director, or representative of the Company shall be effective or binding upon the Company unless it is in writing, refers to and names me personally, and is signed by me and by an authorized Company representative.

     4. Just as I have the right to terminate my employment with the Company at any time for any reason, with or without cause and with or without notice, the Company has the same right, and may terminate my employment with the Company at any time for any reason, with or without cause, and with or without notice.

     5. The Employment Documents provide for arbitration of any matter related to my employment and any matter or claim between the Company any me. I understand that by signing the Employment Agreement, I am waiving my rights to a trial to a court or jury and to have any claim against the Company (including claims relating to employment or termination) filed and heard in state or federal court, and the Company has also waived its rights to have any claim against me filed and heard in state or federal court. Instead, the Company and I have agreed to have all disputes resolved by arbitration before the American Arbitration Association.


                               /s/ Robert S Haimes
                               --------------------------
                               Robert Haimes


                               11/5/99
                               ------------
                               Date

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                                March 12, 2001


Robert S. Haimes
Senior Vice President Marketing and Business Development
10200 A East Girard Avenue
Denver, Colorado  80231

     Re:  Amendment to Employment Agreement
          ---------------------------------

Dear Bob:

I am writing to confirm that effective October 1, 2000 your salary is $180,000, and your target bonus, subject to the discretion of the Board of Directors, is $72,000. Effective November 30, 2000, your title is Senior Vice President, Marketing and Business Development.

This letter is intended to amend your Employment Agreement to reflect your new salary and/or title. The purpose of this letter is to express these changes only; no terms and conditions of your Employment Agreement, other than the terms that are expressly amended in this letter, are changed by this letter.

If you have any questions regarding this matter, please do not hesitate to contact me. Please acknowledge your understanding and acceptance of this amendment to your Employment Agreement by signing below and returning this document to the General Counsel on or before March 16, 2001.

Sincerely,

/s/ Douglas H. Kelsall

Douglas H. Kelsall
Executive Vice President & CFO


Acknowledged and Accepted By:

/s/ Robert S. Haimes

Robert S. Haimes
Senior Vice President Marketing and Business Development